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                                                                      EXHIBIT 23





                         [PRICE WATERHOUSE LETTERHEAD]


                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULES



To the Board of Directors of
Puerto Rican Cement Company, Inc.

Our audits of the consolidated financial statements referred to in our report dated February 13, 1997 appearing on page 18 of the 1996 Annual Report to Shareholders of Puerto Rican Cement Company, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the Financial Statement Schedules listed in Item 14(a) of this Form 10-K. In our opinion these Financial Statement Schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


/s/ PRICE WATERHOUSE
____________________

PRICE WATERHOUSE



San Juan, Puerto Rico

February 13, 1997

CERTIFIED PUBLIC ACCOUNTANTS
(OF PUERTO RICO)
License No. 10 Expires Dec. 1, 1998
Stamp 1392172 of the P.R. Society of
Certified Public Accountants has been
affixed to the file copy of this report